Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDALIST DIVERSIFIED REIT ANNOUNCES THE APPROVAL OF A COMMON STOCK REPURCHASE PROGRAM

Richmond, VA. December 30, 2021 – Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S.

The board of directors of Medalist Diversified REIT, Inc. has approved a program that will allow management to purchase up to 500,000 shares of the Company’s common stock in the open market, up to a maximum price of $4.80 per share. This action will take place in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The company’s decision to repurchase its shares, as well as the timing of such repurchases will depend on a variety of factors that include the ongoing assessment of the Company’s capital needs, market conditions and the price of the Company’s common stock and other corporate considerations, all as determined by management. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company's discretion.

Thomas E. Messier, Chairman and Chief Executive Officer, said, “In addition to continuing to deploy capital for investment property acquisitions, we want to be able to buy back shares when our own financial position and market conditions permit. The Company’s decision to authorize a share repurchase program at this time should signal the conviction that our Board and management have in the Company’s strategy. While our primary emphasis will remain on continuing our strategy of growth through additional investment property acquisitions, we intend to be decisive when there are opportunities to enhance stockholder value and make good on our commitment to strengthen the Company’s capital structure.”

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated June 21, 2021 and its accompanying prospectus supplement dated November 17, 2021, and in the Company’s subsequent annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

CONTACT

Dave Gentry

RedChip Companies

407-491-4498